Exhibit 99.1
AXCESS INTERNATIONAL ANNOUNCES FOURTH QUARTER AND YEAR END 2006 RESULTS
Dallas — February 13, 2007 — AXCESS International Inc. (OTCBB: AXSI), a leading provider of Radio Frequency Identification (RFID) solutions and Real Time Location Systems (RTLS), today reported results for the fourth quarter and fiscal year ending December 31, 2006.
Highlights for the Fourth Quarter and Fiscal Year Ended December 31, 2006
•	Record RFID Revenue Achieved for 2006

•	2006 Revenue Up 39% Over 2005

•	Fourth Quarter Revenue was Down $45k from Third Quarter 2006

•	Gross Margin for the Year Remained Strong at 44%

•	Fourth Quarter Loss Per Share of $0.06 Within Range of Prior Guidance

•	The Early Stage RFID Market Continues to Mature

•	Further Success Achieved in Physical IT Asset Management Solutions

•	Workforce Management Systems and Location Awareness Solutions Introduced

•	Increase in Number of Signed Channel Partners

•	New Best-of-Breed Technology to be Fielded in 2007
“I am pleased to say that AXCESS achieved record revenues in 2006, up 39% over the previous year,” said Allan Griebenow, President and CEO of AXCESS. Mr. Griebenow further stated, “The RFID market continues to mature and evolve in line with our strategic direction. Our dual-active RFID system architecture continues to prove itself as best-of-breed in automating the identification, inventory, location, protection and condition monitoring of personnel, assets, and vehicles in and around the enterprise. During the year, we grew our account reference base and further developed applications in the key areas of enterprise asset management, workforce management, and fleet management. We re-affirmed the revolutionary nature of our newest tag technology, The Enterprise DotTM. Altogether it is clear that RFID systems will contribute to dramatic business efficiencies in the coming years based on improved asset visibility, optimization, and security that Axcess is uniquely positioned to provide.”
Corporate and Industry Developments
AXCESS provides complete RFID system solutions for improving productivity and security in industry and government. These systems are based on “active” RFID technology, where wireless “tags” use on-board battery power to transmit signals from a few feet to hundreds of feet in order to automatically identify, track, monitor, and protect people, assets, and vehicles. Active RFID systems (as opposed to passive systems which have no battery power on-board) enable flexible implementations which can serve multiple purposes. AXCESS’ unique patented technology enables tags to wake-up on-demand as needed to provide precise location determination and enable accurate and reliable information for real-time decision making. The ability to have tags always “on” in a beaconing signal mode plus have the option to transmit their status on demand is called “dual-active” operation. AXCESS’ dual-active RFID is the most economical and flexible solution on the market today. The recent industry report by IDTechEx indicated active RFID solutions are growing rapidly and will sustain 28% compound growth through 2016 and reach $6.8 billion.

Overall, the awareness of RFID globally continues to grow with the continued adoption of all types of RFID and RTLS technologies across multiple industry segments including: the retail supply chain; vehicle toll tagging; contactless payment systems; transportation ticketing; security access control; military container tagging; and AXCESS’ enterprise solutions. Wal-Mart continues to mandate that more of its suppliers use low cost, disposable passive tags for identifying cases and pallets. Global awareness continues to translate into increased user demand for applications supported by the more robust and more flexible active (battery-powered) RFID and RTLS. AXCESS believes it is developing its business into a distinct, exciting, and large niche within the total market basket of RFID solutions.
The Company’s solution for the management and protection of physical IT assets continues to be best in class. Recently, the solution was purchased by two U.S. Government agencies specifically to protect laptop computers and the data residing on them. The AXCESS solution prevents theft or loss of assets and data by offering individual asset tracking and protection, dynamic wireless custodian assignments to assets, complete reports, and wireless alerting to exception-based security events. When an item is removed from the premises without authorization the technology delivers actionable intelligence through which a reliable security response can be determined and initiated. Recent studies have indicated the data lost on an individual laptop can cost as much as $4 per record related to notifying personal privacy data such as social security numbers may have been compromised.
In the area of workforce management systems, AXCESS continues to provide solutions where people can be automatically identified and tracked for improved workforce efficiency, accountability, and security through the use of an active RFID personnel credential. The implementation at Occidental Petroleum provides a totally automated solution for personnel identification, providing access control, time and attendance reporting, and automated reporting of government compliance data.
During 2006 the company also began providing solutions oriented to automating person location awareness. These solutions use RFID to improve the quality of services provided to people. For example, the solution has been very effective in trade shows where attendees are automatically identified and provided customized trade booth material tailored to their needs and areas of interest. A location awareness solution was also successfully provided within one of the world’s largest amusement parks to enhance the experience of guests.
In fleet management, AXCESS announced during 2006 a number of automated access control system solutions for high speed “hands-free” gate entry and exit. AXCESS leveraged its experience and intellectual property to automate the collection of payload data for a joint business development relationship with Stemco, a provider of fleet vehicle automated tire pressure and odometer measurement systems. The combined system, to be launched early in 2007 provides automated access control and sensor data collection for fleets to enable more timely maintenance and better fleet asset utilization.
AXCESS’ sales model continued to utilize both direct and indirect selling. Channel partners around the globe provide substantial market leverage for the Company. During the year, AXCESS began formalizing its partner relationships by clearly outlining the benefits provided to the partners and to the Company. In total over 60 partners in over 20 different countries signed on to the AXCESS Global Business Partnership Program.
Early in January 2007, AXCESS received a large order for a combined RFID and wireless sensor detection system to be provided on the island of Barbados. The size of the order exceeded $2 million. The unique solution being provided is one AXCESS is working to replicate elsewhere in 2007.

The Company continues to work on its next generation products based on the demands of the market for smaller, lower cost tags and infrastructure which have multiple features and flexible operating options. AXCESS announced a new, revolutionary wireless tracking and sensing technology for 2007 called The Enterprise Dot™. Based on a System-on-a-Chip (SoC) design, the patents-pending technology yields the world’s lowest cost and smallest multifunctional wireless sub-micro device for delivering visibility oriented data about the assets operating in and around the enterprise. Devices built on the Dot™ platform will enable widespread and reliable automatic identification, locating, tracking, protecting and monitoring of personnel, physical assets, and vehicles. DotTM facilitates the capture, processing and delivery of previously unavailable real-time information for dramatic improvements in supply chain visibility, mobile asset management, physical asset security, access control, and industrial condition monitoring. The low cost and flexibility to use existing supply chain infrastructure results in a very low total cost of ownership, yielding short term ROIs for customers. In an OEM package, it is small enough to be embedded into a variety of things such as computers, test equipment, medical equipment, credential cards, pallets, and cartons.
Bringing together the new functions of the Dot™ and building on the current AXCESS wireless infrastructure for enterprise management creates an open architecture for multiple sources of data to be acquired that delivers previously inaccessible business intelligence. AXCESS sees this as an opportunity to use its time-to-market and technical advantages to serve an ever-expanding market based on its core technology which has been optimized for the exact needs of enterprise tagging. The DotTM technology will extend AXCESS’ existing time-to-market advantage. It further eclipses competing architectures such as Wi-Fi-based and battery-assisted passive RFID where size, cost, signal robustness and power management are problematic.
The development of AXCESS’ intellectual property portfolio continues in support of the ongoing product development, market strategies, and re-enforcement of the Company’s competitive advantages. These innovation and growth efforts continue to be supported by our shareholder and key financial advisor Amphion Innovations plc.
Twelve Months of 2006 Financial Results
Revenue for the twelve months of 2006 was $1,501,296, an increase of 39% from the same period in 2005. The increase in revenue is due to the Company gaining traction in the active RFID market with new customers and add-on sales for products and services relating to existing customers. Historically, AXCESS reported revenue from its RFID and video businesses. Following the sale of the video patent portfolio in the first quarter of 2006, the Company is generating and reporting revenues only from its RFID operations. Add-on sales that are considered by the Company to represent a form of recurring revenue was 20% of total sales in 2006. On a percentage basis, this level of recurring revenue is consistent with 2005.
Gross margin was 44% or $656,843, for 2006 as compared to 40%, or $430,525 in the 2005 period, reflecting an improved sales mix and benefits of manufacturing leverage. AXCESS outsources the manufacturing of all of its proprietary and patent-protected RFID system components.
Research & development (R&D) expenses for the twelve months of 2006 totaled $1,380,875, compared to $935,248 in the year-ago period. The increase in R&D is due to the timing of the development of the next generation RFID product which was expensed over the year and will continue to be expensed into next year.
Selling, marketing, general & administrative (S, M, G &A) expenses for the twelve months of 2006 totaled $2,966,502, as compared to $2,334,229 in the prior year of 2005. The majority of the increase relates to non-cash costs associated with expensing of stock options from current and prior years, and certain public company expenses. Increased spending for sales and marketing initiatives primarily reflect the expanding direct sales strategy implemented during the past several months, including higher advertising, personnel and travel costs.
Other income (expense) for 2006 totaled $350,725, as compared to ($389,471) for the same period in 2005. The majority of the improvement relates to the gain on the sale of the video patents and the lower interest expense resulting from lower debt balances and the completion of the amortization of the fees.
Net loss for the twelve months of 2006 was $3,358,613 as compared to $3,256,054 in the prior year. The increase in the net loss is a result of the expensing of stock options that began in 2006, the increase in research and development for the next generation RFID product and increased selling and marketing activities offset by increased gross margins, the sale of video patents and lower interest expenses.
Recurring preferred stock dividend requirements for both fiscal 2006 and 2005 were $325,163. AXCESS also recorded a one-time dividend of $645,020 for preferred stock issued in the second quarter 2006, $1,489,245 for preferred stock issued in the first quarter of 2006, $750,000 for preferred stock issued in the fourth quarter and $2,060,397 for warrants issued during the first quarter of 2005.
Net loss applicable to common stock for 2006 was $6,568,041, or $0.23 per share, compared to a loss of $6,454,635, or $0.24 per share, for 2005.
Financing
In January 2007 the Company raised $2,000,000 of additional working capital through an exempt Preferred Stock offering under the Securities Act of 1933 Section 4(6) private offering of preferred stock to accredited and institutional investors. The Preferred Stock is designated as 2006C Preferred and consists of 200 shares of Preferred Stock bearing no dividends. However, the shares are convertible into common stock on a ten thousand (10,000) to one basis at $1.00. In addition, the Company issued 1,000,000 warrants to purchase the Company’s common stock exercisable for five years at $2.00 per share. Each warrant will be callable by the Company if and when the Company’s common stock share price exceeds $5.00 per share for at least twenty (20) consecutive trading days. The Company will use the proceeds for general working capital.

Conference Call
In conjunction with the earnings release, AXCESS invites you to listen to its conference call today, February 13, 2007, at 4:30 p.m. (Eastern). To participate in the call, domestic callers can dial (866) 713-8565 and international callers can dial (617) 597-5324 and enter the reservation code “15580180.” Participants should dial into the call about 10 minutes prior to the start time.
For those unable to attend the live conference call, a replay will be available by dialing (888) 286-8010 for domestic callers and (617) 801-6888 for international callers and entering the replay code “82155203.” The replay will be available from approximately one hour after the end of the call until 11:59 (ET) on March 13, 2007. There is no charge for participants to access the live event or replay. The conference call and replay dial in information is also available at AXCESS’ Website at www.axcessinc.com.
About AXCESS International Inc.
AXCESS International Inc. (OTCBB:AXSI), headquartered in greater Dallas, TX, provides Radio Frequency Identification (RFID) solutions and Real Time Location Systems (RTLS) for asset management, physical security and supply chain efficiencies. The battery-powered “active” and “semi-active” (on-demand) RFID tags locate, identify, track, monitor, count, and protect people, assets, inventory, and vehicles. AXCESS’ RFID solutions are supported by its integrated network-based, streaming digital video (or IPTV) technology. Both patented technologies enable applications including: automatic “hands-free” personnel access control, automatic vehicle access control, automatic asset management, real time location determination, and sensor management. AXCESS is a portfolio company of Amphion Innovations plc.

Media Contact — AXCESS	Investor Relations — Darrow Associates
Allan Frank	Jordan Darrow
972-250-5964	631-367-1866
afrank@AXCESSinc.com	jdarrow@darrowir.com

This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts.
(tables to follow)
Source: AXCESS International, Inc.

AXCESS INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	(Unaudited)
	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$347,361	$236,869
Accounts receivable — trade, net of allowance for doubtful accounts of 16,868 and $17,389 for 2006 and 2005, respectively.	252,230	141,200
Inventory, net	396,305	112,270
Prepaid expenses and other	92,090	72,628

Total current assets	1,087,986	562,967
Property, plant and equipment, net	18,369	29,387
Deferred debt issuance costs	168,963	337,926
Other assets	2,934	2,699

Total assets	$1,278,252	$932,979

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$101,261	$252,155
Accrued liabilities	1,147,015	959,149
Notes payable:
Convertible notes payable (includes $80,000 with related parties in 2005)	3,365,500	396,666
Discounts on convertible debt	—	(5,520)
Dividends payable	138,594	208,780

Total current liabilities	4,752,370	1,811,230
Notes payable to stockholders	—	3,709,071

Total liabilities	4,752,370	5,520,301

Commitments and contingencies (Notes 1 and 2)
Stockholders’ deficit:
Convertible preferred stock, 10,000,000 and 7,000,000 shares authorized in 2006 and 2005, respectively With liquidation preference; no shares issued and outstanding in 2006 and 2005, respectively;	—	—
Without liquidation preference; $0.01 par value, 6,323,550 and 3,371,495 shares issued and outstanding in 2006 and 2005, respectively	70,735	33,715
Common stock, $.01 par value, 70,000,000 and 50,000,000 shares authorized in 2006 and 2005, respectively; 28,657,313 shares issued and outstanding in 2006 and 27,437,111 shares issued and outstanding in 2005	286,573	274,371
Shares of common stock to be issued, 5,333 shares as of December 31, 2005	—	53
Non-voting convertible common stock, $.01 par value, 0 and 2,250,000 shares authorized in 2006 and 2005, respectively; no shares issued and outstanding in 2006 or 2005	—	—
Additional paid-in capital	158,184,537	153,436,725
Accumulated deficit	(162,015,963)	(158,332,186)
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Total stockholders’ deficit	(3,474,118)	(4,587,322)
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Total liabilities and stockholders’ deficit	$1,278,252	$932,979

AXCESS INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATION

	(unaudited)
	2006	2005
Sales	$1,501,296	$1,080,240
Cost of sales	837,789	594,158
Inventory impairment	6,664	55,557

Gross profit	656,843	430,525
Expenses:
Research and development	1,380,875	935,248
General and administrative	1,795,479	1,373,980
Selling and marketing	1,171,023	960,249
Depreciation, amortization and impairment	18,805	27,631

Operating expenses	4,366,182	3,297,108

Loss from operations	(3,709,338)	(2,866,583)

Other income (expense):
Interest expense	(351,791)	(715,895)
Gain on vendor settlements	102,516	326,424
Gain on sale of intellectual property	600,000	—

Other expense, net	350,725	(389,471)

Net loss	(3,358,613)	(3,256,054)

Preferred stock dividend requirements
Recurring	(325,163)	(325,163)
Warrant inducement	—	(2,060,397
2005 Preferred equity offering	(1,489,245)	(813,021)
2006 Preferred equity offering	(645,020)	—
2006B Preferred equity offering	(750,000)	—

Preferred stock dividend requirements	(3,209,428)	(3,198,581)

Net loss applicable to common stock	$(6,568,041)	$(6,454,635)

Basic and diluted net loss per share	$(0.23)	$(0.24)

Weighted average shares of common stock outstanding	28,218,656	26,850,272